UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 26, 2020

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
As previously announced, on December 2, 2019, Cleveland-Cliffs Inc. (“Cliffs”), AK Steel Holding Corporation (“Holding”) and Pepper Merger Sub Inc., a direct wholly owned subsidiary of Cliffs (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) providing for Cliffs’ acquisition of Holding. Under the terms of the Merger Agreement, Merger Sub will merge with and into Holding (the “Merger”) and Holding will survive the Merger and become a direct wholly owned subsidiary of Cliffs. The completion of the Merger remains subject to customary conditions. The Merger is currently expected to close in the first quarter of 2020.
This Current Report on Form 8-K is being filed to provide the pro forma financial information set forth under Item 9.01 below, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro forma financial information
The following unaudited pro forma combined financial information is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

•	Unaudited Pro Forma Combined Statement of Operations for the fiscal year ended December 31, 2019;

•	Unaudited Pro Forma Combined Statement of Financial Position as of December 31, 2019; and

•	Notes to the Unaudited Pro Forma Combined Financial Information.

(d) Exhibits.
Exhibit Number	Description

99.1	Unaudited Pro Forma Combined Financial Information
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	February 26, 2020	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Chief Legal Officer & Secretary